Exhibit 10.13

WORK ORDER NO. 2*

THIS WORK ORDER NO. 2 is by and between RADIUS HEALTH, INC. (“RADIUS”) and LONZA Sales Ltd, a Swiss company having an address at Muenchensteinerstrasse 38, CH-4002 Basel, Switzerland (together with its Affiliates, “Manufacturer”), and upon execution will be incorporated into the Development and Manufacturing Services Agreement between RADIUS and Manufacturer dated October 16, 2007 (the “Agreement”).  Capitalized terms in this Work Order will have the same meanings as set forth in the Agreement.

RADIUS hereby engages Manufacturer to provide Services, as follows:

1.             API/Drug Substance and Product.

BA058

Nomenclature:   Chemical Name:  Ala-Val-Ser-Glu-His-Gln-Leu-Leu-His-Asp-Lys-GlyLys-Ser-IIc-GIn-Asp-Leu-Arg-Arg-GIu-Lys-Leu-Leu-Aib-Lys-Leu-His-Thr-Ala-NH2 [Glu22,25, Leu23,28,31, Aib29, Lys26,30] hPTHrP(1-34) NH2; The active pharmaceutical ingredient (API), BA058 API, is isolated with associated water and acetate.

2.             Services.  Manufacturer will render to RADIUS the following Services:

Manufacturer will produce Product hereunder for use by Radius in a Phase III clinical study.  Such work shall be performed in accordance with Exhibits A-C plus such additional requirements as discussed below.

Production:  Manufacturer will perform a solid-phase-peptide-synthesis process (SPPS) characterized by the stepwise addition of Fmoc-amino acids using Fmoc-Aas and coupling agents, followed by cleavage I deprotection and work-up in accordance with the “Proposal for the Manufacture of 50g and 100g, 150g and 200g of BA058 and upgrading of analytical methods to NDA filing levels for Radius Health, Inc.” attached hereto as Exhibit A).  Production will be performed in a 20L reactor.  Two purification steps will be performed by reverse phase HPLC, which is followed by isolation by means of lyophilization.  The purification will be monitored using the Manufacturer’s methods FG1 and VG1.

Analytical development:  As a first step, method comparability between TG1, VG1 and FG1 will be established in accordance with the “Analytical Development Proposal for BA058, API Project (Lonza RDS-001)” attached here as Exhibit B).  If needed, additional method development may be performed to identify the method of choice.  Once identified, the methods of choice (probably two) that are suitable for quantification of process impurities and supportive of ICH-stability studies will identified and agreed by the parties.  Resulting product will be greater than 97% pure as measured by the Manufacturer’s method FG1.  Release will be performed using the TG1 method, originally developed by Ipsen, unless otherwise agreed upon in advance based upon the outcome of the analytical method qualification.

Stability:  an ICH-stability study will be performed according to the requirements in “SP-RDS-001 Stability Protocol for BA058 API, an Analog of Human Parathyroid-related Peptide (PTHrP)” (Exhibit C).

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission

CONFIDENTIAL

1

The above requirements, and any additional requirements that are agreed by the parties as contemplated above, shall be deemed part of the Specifications for the Product for purposes of the Agreement.

a)             Production will be initiated by the week of January 25, 2010.  Analytical development will commence in the week of January 18, 2010.  The deliverables will include regular updates (status reports, conference calls), as requested by Radius.  Release specifications are listed in Exhibit D, which for clarity shall be deemed part of the Specifications for the Product for purposes of the Agreement.  Modifications may be required, as the development status changes, and shall be agreed by the parties in writing.

b)            In the activities outlined in (a) and (b), which may include Manufacturer Processes, Manufacturer Technology may be incorporated with the prior consent of RADIUS.

c)             RADIUS will specify the number and size of aliquots to be produced and notify the Manufacturer.  The material can be stored at the Manufacturer’s site for up to three (3) months after release free of charge.  It will be shipped after notification of RADIUS by Manufacturer.  Amber glass packaging is assumed.  Upon request by RADIUS, Manufacturer will provide additional dispensing at additional charge to be communicated to RADIUS beforehand.

d)            A project team will be formed which will work closely with the team at RADIUS.  The project team will include technical project leaders as well as the appropriate QC, QA, and Regulatory personnel.  Communications with RADIUS will include weekly teleconferences as needed.  Audits of the manufacturing plants and general customer visits may be scheduled as needed.

e)             For further details, please refer to Exhibits A, B and C attached hereto.

f)             All Services hereunder will be conducted in compliance with analytical standards suitable for NDA filing and in compliance with cGMP for Phase III product.

3.             Completion:

Production will be completed by week of 26th April 2010 and API will be shipped to RADIUS by week of 3rd of May 2010.

Preparation:	week of December 11, 2009
Start of Upstream:	week of January 25, 2010 (week 4)
Global deprotection:	week of February 15, 2010 (week 7)
Start of Downstream:	week of February 22, 2010 (week 8)
Lyophilisation step:	week of March 15, 2010 (week 11)
API QC/QA release:	week of April 26, 2010 (week 17)
Shipment of API:	week of May 3, 2010 (week 18)

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission

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4.             Facilities.  The Services described above will be rendered at the Facility unless another facility of Manufacturer is indicated below:

Lonza S.A., Chausée de Tubize 297, B-1420 Braine l’Alleud, Belgium

5.             RADIUS Materials.  RADIUS will provide to Manufacturer the following materials to be used by Manufacturer to perform the Services:

None

6.             RADIUS Equipment.

None

7.             Manufacturer Representative.

Raimund Miller, Director, Sales and Business Development, Lonza Custom Manufacturing

8.             RADIUS Representative.

Louis O’Dea, Senior Vice President and Chief Medical Officer

9.             Compensation.  The total compensation due Manufacturer for Services under this Work Order is €341,500.

	Gram	€/gram
	[*]g	$[*]	€
Raw Materials			[*]
Production (incl. SPPS, IPC, DSP)			[*]
QC, QA release			[*]
HPLC methods comparability			[*]
Additional method development (optional)			[*]
HPLC method qualification			[*]
ICH-stability			[*]
TOTAL cost			341,500

Such compensation will be paid in installments.  20% of the costs listed above are due upon, signing of this Work Order.  The remaining payments are due upon completion of the Services and delivery of the resulting material.  RADIUS and Manufacturer must agree in advance of either party making any change in the compensation due hereunder.  Manufacturer will invoice RADIUS to the attention of Nick Harvey, SVP and CFO, for Services rendered under this Agreement.  Manufacturer will invoice RADIUS for all amounts due under this Work Order.  All undisputed payments will be made by RADIUS within thirty (30) days of receipt of invoice.

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission

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10.          Insurance will be provided as required by the Agreement.

All other terms and conditions of the Agreement will apply to this Work Order.

WORK ORDER AGREED TO AND ACCEPTED BY:

RADIUS HEALTH, INC.		LONZA SALES LTD

By	/s/ B. N. Harvey	By	/s/ Raimund Miller

Print Name	Nick Harvey	Print Name	Raimund Miller, PhD.

Title	CPO	Title	Director, Sales & BD

Date	Jan 15, 2010	Date	Jan. 15, 2010

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Exhibit A

Proposal for the Manufacture of 50g and 100g, 150g and 200g of BA058 and upgrading of analytical methods to NDA filing levels for Radius Health, Inc.

5

PROPOSAL for the MANUFACTURE of 50g and 100g, 150g and 200g

of BA058 (Lonza Designation:  RDS-001)

and upgrading of analytical methods to NDA filing levels

for RADIUS Health, Inc.

(As per the March 19 and April 06, ‘09 RFPs)

1st Amendment dated April 28, ‘09

(all new text in blue)

2nd Amendment dated April 30, ‘09

(all new text in dark yellow)

3rd Amendment dated Nov. 30, ‘09 and Dec. 01, ‘09, and Dec. 3, ‘09

(for 50g and 100g; all new text in red)

Prepared for:

Maria Grunwald, Ph.D., MBA

Director, Business Development

Radius

300 Technology Square, 5th Floor

Cambridge, MA 02139

Prepared by:

Raimund J. Miller, PhD.

Director, Sales & Business Development

Lonza Custom Manufacturing

25 Commerce Drive

Allendale, NJ 07401

Date:

April 20, 2009

April 28, 2009

April 30, 2009

Nov. 30, 2009, Dec. 01, ‘09, Dec. 3, ‘09

DISCLAIMER

THIS DOCUMENT IS ISSUED BY LONZA FOR DISCUSSION PURPOSES ONLY.  IT IS NOT INTENDED TO CONSTITUTE ANY SORT OF OFFER OR TO CREATE ANY LEGAL RELATIONS BETWEEN LONZA AND ANY OTHER PARTY.

THE SUPPLY OF THIS DOCUMENT IN ELECTRONIC FORM IS STRICTLY ON THE UNDERSTANDING THAT NO AMENDMENTS WILL BE MADE TO IT WHICH ARE NOT EXPLICITLY DRAWN TO LONZA’S ATTENTION EITHER BY MARKING THE CHANGES IN THE TEXT ITSELF OR OTHERWISE IN WRITING.  LONZA DOES NOT AGREE TO ANY AMENDMENT

CONFIDENTIAL

WHICH IS NOT SO EXPLICITLY BROUGHT TO OUR ATTENTION.

1)            Background

On March 19, ‘09 Dr. Maria Grunwald asked for a cost proposal + timelines for upgrading the analytical methods, which were employed in the 1st BA-058 campaign, to NDA filing levels.  This was followed by a request for proposal on April 6, ‘09 for pricing for a 150g Ph III / cGMP campaign.  On April 29, ‘09 Radius placed a request to include pricing for a 200g as well.  The 04/30/09 2nd proposal amendment provides pricing for the 200g. On Nov. 23, ‘09 Radius requested a proposal for a 50g batch for Phase 3 (requiring manufacture to GMP standards).  On Nov. 30, ‘09 Radius requested that pricing be added for a 100g campaign as well.  On Dec. 3, ‘09, Radius requested a “break” on the 100g price which Lonza is willing to give in support of Radius’ program.

In mid 2008 Lonza Braine performed the 1st BA-058 campaign (C1 campaign) which yielded [*]g peptide corresponding to [*]g net peptide.  An extra quantity of [*]g powder weight was generated during this first campaign.

Campaign summaries were provided in Process Analytical reports which were sent to Radius on March 2, ‘09 (PAR-S-RDS-001-103 C1, concerning upstream process description) and on March 9, ‘09 (PAR-P-RDS-001-Campaign 1-Lot 8AG1, concerning downstream process description).

To date (April 20, ‘09) the following shipments were made out of this C1 campaign:

1) In February ‘09, 40.0g (8 x 5.0g powder weight) were sent to Vetter Pharma (Germany).

2) In March ‘09, 4.0g (1 x 1.5g + 1 x 2.5g powder weight) were sent to Charles River Laboratories (Canada)

2)            BA058—the Product

The BA058 (RDS-001) Peptide is an amide 34 mer with one non natural AA: H-Ala-Val-Ser-Glu-His-Gln-Leu-Leu-His-Asp-Lys-Gly-Lys-Ser-Ile-Gln-Asp-Leu-Arg-Arg-Arg-Glu-Leu-Leu-Glu-Lys-Leu-Leu-Aib-Lys-Leu-His-Thr-Ala-NH2

General Information

Nomenclature

Chemical Name:	Ala-Val-Ser-Glu-His-Gln-Leu-Leu-His-Asp-Lys-Gly-Lys-Ser-Ile-Gln-Asp-Leu-Arg-Arg-Arg-Glu-Leu-Leu-Glu-Lys-Leu-Leu-Aib-Lys-Leu-His-Thr-ALa-NH2 [GIU[22,25], Leu[23,28,21], Aib[29], Lys26,30] hPTHrP(1-34)-NH2

USAN Name:	Not assigned

Research Names:	BA058	(Radius Code)

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission

CAS Registry	247062-33-5, 512206-66-5, 506422-98-6
Numbers:

Structure

The structure of BA058 peptide is depicted in Figure 1.

Figure 1:               Structure of BA058 Peptide

The active pharmaceutical ingredient (API), BA058 API, is isolated with associated water and acetate.

3)            Process:

The manufacturing process which Radius asked Lonza to quote on for the 1st campaign was outlined in the 4/17/07 RFP.  The process is a solid-phase-peptidesynthesis process (SPPS) characterized by the [*] amino acids [*] and coupling agents, followed by cleavage, deprotection and work-up; the purification is performed by reverse phase HPLC which is followed by isolation by means of lyophilization.

In the course of the feasibility study performed by Lonza Braine in early ‘08, two different analytical methods were developed in order to properly monitor purification of the peptide.  These two methods provide much better resolution than the one received from Radius using a TFA based system.

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission

During the C1 campaign, these methods were used for the monitoring of the primary purification of the peptide.  This has resulted in an 00C (out of criteria), as the min. of 97.0% purity was not reached at the end of this step of purification.

In an internal meeting, it was decided to implement a second step of purification using acetic acid medium in order to increase the purity of fractions.  At the same time, Radius requested to use the TFA method for the QC lot release.  Lonza proposed to add one of our methods for supportive data during this release.

By using Lonza’s analytical method, it was possible to produce an extra pure lot at 99.1% HPLC purity (Radius method).  This means also that recovery and productivity were low due to a secondary step of purification and recycling to reach the required purity.

The new pricing is based on yields and recoveries obtained during the C1 campaign, which should not be considered as a representative campaign.

For the future C2 campaign, norms to reach will be performed in TFA method (using the Radius HPLC method).

Concerning change of equipment, assembly of the peptide on the resin during C1 campaign has been performed in a 20 L-Pepsynloop reactor.  For a batch size of 150g NPW API, a bigger reactor will be used, such as a 50L-Pepsynloop reactor.  The upstream process will not be changed as the same technology is used in either reactor.

For the sake of this 1st amendment of the April 20th proposal all quantities to be produced have been revised, and the entire campaign has been recalculated.  The final quantity to be produced is 150g net peptide weight at 97.0% HPLC purity (by the Radius method) which is unchanged.  The upstream will be performed in two small-scale SPPS reactors (2 x 20 L) in parallel vs. a single 50 L reactor in the initial proposal.

For the sake of the 2nd amendment a totally new production concept has been worked up and costed.  In this case we can use mid-scale equipment:  one run in 50 L SPPS reactor and LC200 for downstream; considerably less manpower is required in this production scenario resulting in considerable cost savings vs. a 150g campaign.

For the sake of the 3rd amendment and as the request concerns the same batch size as for C1 campaign, we can use the same size equipment.  This means, small-scale SPPS reactor (20 L) and LC150 for downstream.  All improvements needed, coming from know-how acquired during C1 campaign, will be implemented in this new campaign.

4)            Price Proposal and Assumptions for new 50q and 100q cGMP campaigns.  The Quotation is in Euros (pro memoriam:  the 11/30/09 US$ / Euro exchange rate is 1.5035):

	50g	100g
Raw Materials	[*]	[*]
Production (incl. SPPS, IPC, DSP)	[*]	[*]
QC, QA release	[*]	[*]
TOTAL cost of 50g campaign	Euros 210,000	Euros 275,700 Euros 257,750

A 50g campaign is not well suited to the smallest reactor which we will have to use.  A 100g campaign is much better suited.

The target quality of the 50g and 100g campaigns (NPW, net peptide weight) will be 97.0% (HPLC, Radius method).

In terms of timing, synthesis + purification + QA/QC release are estimated to take 14 weeks for the 50g, 17 weeks for the 100g campaign.

5)            Price Proposal and Assumptions for a new 150q cGMP campaign.  The Quotation is in Euros (pro memoriam:  the 04/28/09 US$ / Euro exchange rate is 1.3153):  [SECTION 4 AND PRICING OF 150G REMAINS UNCHANGED IN THE 2ND AMENDMENT]

Prior to the start of production, specific raw material purchasing and their QC/QA release have to be scheduled.  These tasks are estimated to take six weeks.

Production of 150g (NPW, net peptide weight) at 97.0% (HPLC, Radius method), including upstream, downstream, QC and QA release of the GMP lot.

Price :  €350,000 (all inclusive of raw materials, production, and margin)

This cost does NOT include Reference Standard qualification on this lot.  New internal QA guideline is a separate RS from the batch (extra pure one, which means:  two separate lyophilisation steps, 2 distinct QC releases and so on).  Associated costs have been calculated as follows:

Assumptions :

•	[ Extra pure API (part of the purification lot)
•	Lyophilisation
•	QC release ]	[*] €
•	5g net peptide weight	[*] €

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission

Total costs for a new reference standard:  €32,500

6)            Price Proposal and Assumptions for a new 200q cGMP campaign.  The Quotation is in Euros (pro memoriam:  the 04/30/09 Euro / US$ exchange rate is 1.3205):

Prior to the start of production, specific raw material purchasing and their QC/QA release have to be scheduled.  These tasks are estimated to take six weeks.

Production of 200g (NPW, net peptide weight) at 97.0% (HPLC, Radius method), including upstream, downstream, QC and QA release of the GMP lot.

Price :  €285,000 (all inclusive of raw materials, production, and margin; excluding the €[*] cost for the new stationary phase for the larger column)

This cost does NOT include Reference Standard qualification on this lot.  New internal QA guideline is a separate RS from the batch (extra pure one, which means:  two separate lyophilisation steps, 2 distinct QC releases and so on).  Associated costs have been calculated as follows:

Assumptions :

•	[ Extra pure API (part of the purification lot)
•	Lyophilisation
•	QC release ]	[*] €
•	5g net peptide weight	[*] €

Total costs for a new reference standard:  €26,335

7)            Price Proposal for Upgrading of Analytical Methods to NDA filing levels.  The Quotation is in Euros (pro memoriam:  the 04/17/09 Euro / US$ exchange rate is 1.3043):

1.             Analytical activities (this should be performed in parallel of the GMP campaign, concerning validation methods.  For additional testing 3 extra weeks are needed after the release of the lot).

•      Validation of analytical methods :  Price €100,000

•      HPLC / M-009-RDS-001TG1 (QC release method)

•      HPLC / M-009-RDS-001 FG1 (QC release method)

•      Acetate and Trifluoroacetate content in API

•      Water content

•      GC-Headspace (complement to general method)

•      Direct GC (complement to general method)

•      Specific rotation

•      Peptide content (Nitrogen)

•      HPLC for in-process control upstream and downstream (3 methods).

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission

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•      Additional testing requested for NDA filling :  Price:  €25,000

•      LC-MS profiles of one lot + one lot in stability study (study of degradation of API:  impurity profile).

•      Comparability study for lots coming from different suppliers

•      Heavy metals

•      General properties:  polymorphism, solubility, pH (isoelectric point), appearance, etc...

For all this analytical work, [*] g powder weight of API is needed.  We still have [*] g powder weight of lot 8AG1 in stock.  We will be able to use this material if Radius so decides.  Otherwise, we will have to use an extra quantity to be made available from this lot (this one has not been paid yet by Radius).  This will be discussed with Radius when necessary.

Total price:  €125,000

2.             Regulatory activities

NDA filing.  Price:  €57,500

15 weeks will be needed to finalize the NDA writing and associated corrections.

8)            Terms and Conditions

•      Proposal Validity:  May 31, ‘09.  After the expiry of the validity Lonza reserves the right to revisit all assumptions taken and outlined in this proposal.

•      Proposal Validity for 3rd Amendment:  May 31, ‘10.

•      Payment Terms:  a min. 30% upfront payment is required upon commencement of project related lab activities.

•      Packaging:  Lonza standard packaging is assumed.  Should any non-standard packaging be required, additional costs associated with this change will be charged separately.

•      INCO-terms:  FCA Lonza Braine.

KB / RJM

04 / 20 / 09

04 / 28 /09

04 /30 / 09

11 / 30 /09; 12/01/09; 12/03/09

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission

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Grunwald, Maria

From:	Miller Raimund - Allendale [raimund.miller@Ionza.com]
Sent:	Thursday, December 17, 2009 10:07 AM
To:	Grunwald, Maria
Cc:	Bouget Karine - Braine
Subject:	New Price offer for 75g

Hello Maria,

Per our telecon on Tuesday, Dec. 15, we are herewith re-quoting for a new 75g campaign which will produce 97% material by the FG1 method.  The 10% which were added to our Dec. 8, ‘09 quote for the same quantity, are to cover raw material supply and recycling steps during purification to reach the targeted purity.

Price Proposal and Assumptions for new 75q cGMP campaign.

The Quotation is in Euros (pro memoriam:  the 12/17/09 US$ / Euro exchange rate is 1.437):

75g
Raw Materials	[*]
Production (incl. SPPS, IPC, DSP)	[*]
QC, QA release	[*]
TOTAL cost of 75g campaign	Euros 258,500

Assumptions:  same as in the most recent proposal dated Dec. 3, ‘09.

Thanks,

Raimund

Raimund J. Miller, PhD.

Lonza Custom Manufacturing

Lonza Inc.

25 Commerce Drive

Allendale, NJ 07401

Tel+1-201-316-9322

Cell +1-201-233-2006

Fax+1-201-696-3530

Lonza

raimund.miller@lonza.com

www.lonza.com

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission

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Exhibit B

Analytical Development Proposal for BA058, API project (Lonza RDS-001)

Analytical Development Proposal For BA058, API Project
(Lonza RDS-001)

Development proposal

The development proposal is divided into 3 steps that should be conducted prior to the next API batch release.

1.             HPLC methods comparability

A first step will be to establish method comparability between TG1, VG1 and FG1 HPLC methods, in order to understand the capabilities and pitfalls of these methods for true process impurities, including [3-34] and [4-34] truncated peptides.  The HPLC data will be backed up by LC/MS data to support identification of impurities and methods comparability in case of co-elution of impurities (either with the main peak or with other impurities).

This will also allow building a rationale for method change in future API release specifications.

This method comparability would be based on Lonza samples (including previously manufactured lots 5AG1R and 8AG1, [3-34] and [4-34] impurity markers, as well as DSP side fractions containing process impurities).  Should it be of interest to Radius, samples of BA058, API from other sources could also be added to this study in order to bridge these materials with the current Lonza material (8AG1).

Requirement:  Samples from Radius (if needed)

Timeline:  4 weeks

Deliverable:  Comparability report between 3 HPLC methods, including LC/MS identification of impurities.

Price:  €15,000

2.             Additional method development

Based on the above assessment, additional HPLC method development may have to be performed, in order to identify the method of choice (separate the critical [3-34] and [4-34] from the other process impurities), in addition to the identified HPLC method that will be used to assess overall purity and individual impurities.

For this, we could use alternative stationary phases (eg HILIC) or even move to UPLC (more resolution power than HPLC)

Timeline:  4 weeks

Deliverable:  HPLC method Development report

Price:  €15,000

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission

3.                                      HPLC methods qualification

Once identified, the methods of choice (probably two) found suitable for their intended purposes (quantitation of process impurities, and stability-indicating to support ICH stability studies of API and DP) will be qualified.  One of these methods could also be used to determine the API content in the powder (against an external reference standard), should this be a requirement from Radius.  This method qualification work will have to be completed before initiation of the next campaign release.

Timeline:  5 weeks (assuming 2 methods qualified in parallel)

Deliverable:  HPLC method Qualification protocol and report

Price:  €18,000 per method (in line with any previous proposal for method qualification)

JMP / KB / RJM

01/08/10

Exhibit C

SP-RDS-001 Stability Protocol for BA058 API, an Analog of Human Parathyroid-related Peptide (PTHrP)

SP-RDS-001-8AG1

BA058 API, an Analog of Human Parathyroid-related Peptide
(PTHRP)/RDS-001

Table of Contents

1.	OBJECTIVE	3
2.	INTRODUCTION	3
3.	STABILITY STUDY DESCRIPTION	3
3.1	Equipment description	3
3.2	Containers for stability samples	3
3.3	Analytical tests to be performed	4
3.4	Acceptance criteria	4
3.5	Testing schedule	4
3.5.1	Material required for each test per station and storage condition	4
3.5.2	Material sampling per station and storage condition	4
3.5.3	Material inventory	5

1.                                      OBJECTIVE

This protocol describes the experiments to be performed in order to assess the stability of batch 8AG1 of BA058 Active Pharmaceutical Ingredient (API), as produced in the current manufacturing process.

2.                                      INTRODUCTION

This study will be performed in different storage conditions up to 36 months.

The conditions meet the requirements of the International Conference for Harmonization, as described in Q1A(R2) “Stability Testing of New Drug Substances and Products”.

3.                                      STABILITY STUDY DESCRIPTION

3.1                               Equipment description

•                                         Freezer at - 78°C ± 8°C
Such as THERMO (Forma -86C ULT freezer)

Temperature records in Freezer at - 78°C ± 8°C :

•                                          Digital thermometer for permanent record

•                                          Manual record of temperature twice-weekly

•                                          The temperature uniformity is checked at least annually

•                                         Freezer at - 20°C ± 5°C
Such as Elbanton LTV650.

•                                         Cold room at + 5°C ± 3°C
Such as refrigerator WEISS

Temperature records in Freezer at - 20°C ± 5°C and in the cold room :

•                                          GTO monitoring for continuous monitoring and permanent record.

•                                          Manual record of temperature every day.

3.2                               Containers for stability samples

Stability samples will be stored in 8 mL HDPE bottle with suitable closure of the same quality as those used for bulk storage.

Two samples will be stored at below - 25°C as witness samples

3.3                               Analytical tests to be performed

Tests	Methods
Powder appearance by visual examination	M-001
Water content by coulometric KF	M-048
Overall purity and related substances	M-009-RDS-001TG1
Overall purity and related substances	M-009-RDS-001FG1
Peptide content	M-022

3.4                               Acceptance criteria

The norms set in the current specifications are applied to the stability results obtained at the recommended storage temperature (- 20°C ± 5°C).

3.5                               Testing schedule

Months	0	1	3	6	9	12	18	24	36
+ 5°C ± 3°C	—	A	A	A
- 20°C ± 5°C	A	—	A	A	A	A	A	A	A

3.5.1                     Material required for each test per station and storage condition

Tests & Methods		Quantity by test
•	Powder appearance by visual examination
	(M-001)	10 mg
•	Water content by coulometric KF
	(M-048)	30 mg
•	Peptide content, overall purity and related substances
	(M-009-RDS-001TG1)	20 mg
•	Overall purity and related substances by SEC-HPLC
	(M-009-RDS-001FG1)	20 mg
•	M-022 by nitrogen analysis
	(M-022)	20 mg

3.5.2                     Material sampling per station and storage condition

One HDPE bottle container containing 200 mg (all tests in duplicate analyses).

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission

3.5.3                     Material inventory

The following table displays the material inventory required for this stability study :

	Storage condition	Control time points	Reserve sample	Total number
Short term	+ 5°C	3	2	5
Long term	- 20°C	7	4	11
Witness sample	Below - 25°C	—	2	2
Initial	NA	1	—	1

				19

This study will require 19 HDPE bottles containing 200 mg of powder.

A total quantity of 4.1g of peptide powder is requested for this stability study

Exhibit D

Batch Analysis of BA058 API

Test	Specification
Appearance	White to off-white powder
Identification: HPLC	Co-Elutes with reference
Identification: TLC	Single spot with Rf similar to reference
Assay Peptide content (HPLC) Peptide content (HPLC, anhydrous, free base basis)	> [*] (w/w) [*] to [*]%
Purity BA058 (HPLC) Total related impurities Individual related impurities	> 97.0%, area % < 3.0% < 1.0% area %
Purity by Mass Spectrometry 44117D(3-34 analog) 44116D (4-34 analog)	Not detected** Not detected
Acetate Content	< [*]% (w/w)
Water Content	< [*] % (w/w)
TFA Content	Report
Specific Optical Rotation (anhydrous free base corrected)	Report
Residual Solvents	Methanol <[*]% w/w Acetonitrile <[*]% w/w Ethyl Acetate <[*]% w/w Triisopropylsilane <[*]% w/w Dimethylformamid <[*]% w/w
Microbial content Bacteria Yeasts and Molds LAL	Report (cfu/g) Report (cfu/g) < [*]UI/mg

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission